Exhibit 99.1

        EXECUTION VERSION

TENDER AND VOTING AGREEMENT

        TENDER AND VOTING AGREEMENT, dated as of October 15, 2010 (this "Agreement"), among St. Jude Medical, Inc., a Minnesota corporation ("Parent") and the stockholders of AGA Medical Holdings, Inc., a Delaware corporation (the "Company") listed on Schedule A hereto (each, a "Stockholder" and, collectively, the "Stockholders").

RECITALS

        WHEREAS, concurrently herewith, Parent, Asteroid Subsidiary Corporation, a Delaware corporation and indirect wholly-owned subsidiary of Parent ("Merger Sub") and the Company are entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") (capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides for, among other things, an exchange offer (as such offer may be amended from time to time in a manner not prohibited by Section 1.1(b) of the Merger Agreement, the "Offer") to be made by Merger Sub of cash and/or shares of Parent Common Stock for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Shares"), followed by the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger"), all on the terms and subject to the terms and conditions set forth therein;

        WHEREAS, each Stockholder is the record and "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of Shares as set forth on Schedule A hereto (with respect to each Stockholder, the "Owned Shares"; the Owned Shares and any additional Shares or other voting securities of the Company of which such Stockholder acquires record and beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Stockholder's "Covered Shares");

        WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent and the Stockholders are entering into this Agreement; and

        WHEREAS, the Stockholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Stockholders hereby agree as follows:

        1.    Agreement to Tender.

        (a)   Prior to the Termination Date (as defined herein), and except as set forth in Section 3, each Stockholder hereby severally agrees to tender, or cause to be tendered, pursuant to and in accordance with the terms of the Offer, such Stockholder's Covered Shares (other than unexercised options, warrants, and other rights to acquire Shares and other than any Shares as to which the Stockholder does not have the power to dispose of or direct the disposition of such Shares, or has such power only in a fiduciary capacity for the benefit of Persons other than those who are parties to this Agreement), and agrees that it will not withdraw or permit the withdrawal of such Shares from the Offer. Within five (5) Business Days after commencement of the Offer, each Stockholder will, except as set forth in Section 3: (i) deliver to the Exchange Agent designated in the Offer (A) a properly completed letter of election and transmittal (including the Form of Election) with respect to such Stockholder's Covered Shares complying with the terms of the Offer, (B) if and to the extent such Covered Shares are held in certificated form, the Certificates representing the Covered Shares, and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer; and/or (ii) instruct its broker or such other Person who is the holder of any of such Stockholder's Covered Shares to promptly tender such Shares in the Offer pursuant to and in accordance with the terms and conditions of the Offer.

        (b)   Stockholder acknowledges and agrees that Merger Sub's obligation to accept for payment Shares tendered in the Offer, including any Shares tendered by any Stockholder, is subject to the terms and conditions of the Merger Agreement and the Offer.

        2.    Agreement to Vote.

        (a)   Prior to the Termination Date, and except as set forth in Section 3, each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (x) when a meeting is held, appear at such meeting or otherwise cause such Stockholder's Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (y) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Stockholder's Covered Shares (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement, adoption and approval of the Merger Agreement and the terms thereof and any other matters necessary for consummation of the Merger and the other transactions contemplated in the Merger Agreement (whether or not recommended by the Company Board), and (ii) against (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Mergers), (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Merger Agreement, and (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company's certificate of incorporation or bylaws, except if approved by Parent.

        (b)   Prior to the Termination Date and at any time after the Acceptance Date, each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company (x) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any, and (y) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of all necessary and desirable actions to cause the election (and maintenance) of the Parent designees to the Company's Board of Directors (the "Parent Directors") pursuant to Section 1.4 of the Merger Agreement, and (ii) against, unless requested by Parent, the removal of any of the Parent Directors.

        (c)   Upon the Acceptance Date of the Offer (whether or not the Merger Agreement has been terminated), each Stockholder that is a WCAS Stockholder (as defined in the Stockholders' Agreement) irrevocably and unconditionally agrees, promptly upon the payment by Merger Sub for Shares pursuant to the Offer representing at least the number of Shares as shall satisfy the Minimum Condition, (i) to cause each WCAS Designee (as defined in the Stockholders' Agreement) to resign promptly, (ii) to cause the WCAS Designees (prior to their resignation) to fill the resulting vacancy with the Parent Directors. Upon the Acceptance Date of the Offer (whether or not the Merger Agreement has been terminated), each Stockholder that is a Gougeon Stockholder (as defined in the Stockholders' Agreement) irrevocably and unconditionally agrees, promptly upon the payment by Merger Sub for Shares pursuant to the Offer representing at least the number of Shares as shall satisfy the Minimum Condition, (i) to cause each Gougeon Designee (as defined in the Stockholders' Agreement) to resign promptly, (ii) to cause the Gougeon Designees (prior to their resignation) to fill the resulting vacancy with the Parent Directors.

        3.    Release of Covered Shares.

        (a)   In the event of an Adverse Recommendation Change or a termination of the Merger Agreement pursuant to Section 8.1(d)(ii) thereof prior to the Termination Date, the obligation of the Stockholders to tender and not withdraw the Covered Shares pursuant to Section 1(a) and to vote the Covered Shares in the manner set forth in Section 2 shall not apply to the portion of the Covered Shares that are Excess

Shares (such Excess Shares that are so released from such provisions, the "Released Shares"), and such Released Shares may be Transferred thereafter without being subject to this Agreement. The Stockholders may withdraw any previously tendered Released Shares from the Offer. "Excess Shares" means an aggregate number of Covered Shares held by the Stockholders that is in excess of an aggregate of thirty percent (30%) of the total number of Shares outstanding on a fully diluted basis as of the date on which determination of the number of Excess Shares is made. The number of Covered Shares that are Excess Shares of each Stockholder shall be proportionate to the ratio that the number of Covered Shares beneficially owned by such Stockholder bears to the total number of Covered Shares beneficially owned by all Stockholders as of the date on which determination of the number of Excess Shares is made.

        (b)   If the Acceptance Date has not occurred by December 15, 2010 as a result of the circumstances set forth in paragraph (b), (c), (d), (e), (g)(i) or (g)(ii) of Exhibit A to the Merger Agreement, but Parent and the Stockholders reasonably determine that closing is imminent (subject to satisfaction of the foregoing conditions), then the Stockholders may Transfer Excess Shares in a private placement to any Person (including, in the case of a Stockholder that is a limited partnership, pursuant to a distribution of Excess Shares to its partners), other than any Persons listed or described in Annex A hereto; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Excess Shares or any interest in any of such Excess Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if it had been the Stockholder originally party hereto, and shall have agreed in writing with Parent to hold such Excess Shares or interest in such Excess Shares subject to all of the terms and provisions of this Agreement, provided, however, that in the event that the WCAS Stockholders distribute Excess Shares to their limited partners pursuant to this Section 3(b), prior to and as a condition to the effectiveness of such Transfer, Persons to whom at least 90% of such Excess Shares or any interest in any of such Excess Shares is or may be distributed shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Persons shall be bound by all of the terms and provisions of this Agreement as if it had been the Stockholder originally party hereto, and shall have agreed in writing with Parent to hold such Excess Shares or interest in such Excess Shares subject to all of the terms and provisions of this Agreement. For the avoidance of doubt, up to 10% of the Excess Shares distributed pursuant to the foregoing proviso may be Released Shares effective upon such distribution. In the event that, after any Transfer of Excess Shares, such shares become Released Shares in accordance with Section 3(a), then such Transferred Excess Shares shall become Released Shares and shall cease to be subject to the restrictions under this Agreement. Covered Shares held by a Stockholder (or any transferee of such Covered Shares pursuant to Section 8(c)) that are not Excess Shares shall in no event become Released Shares.

        4.    Grant of Irrevocable Proxy; Appointment of Proxy.

        (a)   EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE EXECUTIVE OFFICERS OF PARENT, AND ANY

OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO, SUBJECT TO SECTION 3 HEREOF, TENDER ON BEHALF OF THE STOCKHOLDER THE COVERED SHARES IF SUCH STOCKHOLDER FAILS TO TENDER SUCH COVERED SHARES WITHIN 5 BUSINESS DAYS AFTER THE COMMENCEMENT OF THE OFFER, AND TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 2. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

        (b)   The proxy granted in this Section 4 shall automatically expire upon the Termination Date of this Agreement.

        5.    No Inconsistent Agreements; Termination of Stockholders Agreement.    Each Stockholder (severally and not jointly) hereby covenants and agrees that, except as contemplated by this Agreement and the Third Amended and Restated Stockholders Agreement, dated as of October 20, 2009, by and among the Company, Welsh, Carson, Anderson & Stowe IX, L.P., WCAS Capital Partners IV, L.P., the WCAS Stockholders as defined therein, Franck L. Gougeon, Gougeon Shares, LLC and The Franck L. Gougeon Revocable Trust Under Agreement Dated June 28, 2006 (the "Stockholders Agreement"), such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of such Stockholder's Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of such Stockholder's Covered Shares, in either case, which is inconsistent with such Stockholder's obligations pursuant to this Agreement. Each Stockholder hereby covenants and agrees that it shall take all such actions necessary to cause (i) the Stockholders Agreement to terminate upon consummation of the Offer, immediately after the Stockholders have complied with the provisions of Section 2(c) hereof and (ii) the Amended and Restated Registration Rights Agreement dated as of April 21, 2008, as amended, among the Stockholders and the Company to terminate upon consummation of the Offer. Each Stockholder hereby agrees that, to the extent that the terms of this Agreement conflict with the Stockholders Agreement, this Agreement shall govern. In addition, pursuant to Section 2.01(a) of the Stockholders Agreement, by entering into this Agreement, each of the Stockholders hereby consents to the tender and transfer by the other Stockholders of, and the other encumbrances and restrictions imposed upon, as contemplated by this Agreement, the shares of the Company's capital stock held by such other Stockholders.

        6.    Termination; Amendments to Offer.

        (a)   This Agreement shall terminate upon the earliest of (i) the Effective Time, (ii) written notice of termination of this Agreement by Parent to the Stockholders, (iii) March 1, 2011, (iv) the 15th day after the Merger Agreement is terminated in accordance with its terms if by such date Parent has not either amended the Offer (the "Amended Offer"), or commenced a new offer to the Company's stockholders (an "Alternative Offer" and, collectively with the Amended Offer, the "New Offer"), (v) the date on which Parent or Merger Sub terminates, withdraws, or abandons the Offer (without making a New Offer in accordance with subparagraph (iv) above) or, if applicable, terminates, withdraws or abandons the New Offer, (vi) the date on which the Offer or a New Offer is revised in a manner that violates the limitations set forth in Section 6(b), or (vii) the date on which a third party acquires more than 50% of the Company's outstanding voting securities on a fully-diluted basis (such earliest date being referred to herein as the "Termination Date"); provided, that the provisions set forth in Sections 15 to 28 shall survive the termination of this Agreement and the provisions of Section 2(c) shall survive the termination of this Agreement if the Acceptance Date has occurred on or before March 1, 2011 until the Stockholders have performed their obligations thereunder; provided further, that any liability incurred by any party hereto as a result of a material breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

        (b)   Notwithstanding anything to the contrary herein, no amendment to the Offer in accordance with the Merger Agreement or pursuant to an Amended Offer or New Offer, shall release any Covered Shares from this Agreement prior to the Termination Date otherwise determined in accordance with Section 6(a) unless such amendment (x) is made without the written consent of the Company pursuant to Section 1.1(b) of the Merger Agreement, and (y) except if made pursuant to Section 6.2(b) of the Merger Agreement to the extent set forth below, (i) reduces the Cash Consideration or the Stock Consideration, (ii) changes the form of consideration payable (other than by adding consideration, pursuant to Section 1.1(d) through Section 1.1(h) of the Merger Agreement or pursuant to Section 6.2(b) of the Merger Agreement), (iii) reduces the number of Shares to be purchased by Merger Sub, (iv) waives or amends the Minimum Condition or any of the conditions in clauses (b) or (c) of Exhibit A to the Merger Agreement, (v) adds to the Offer Conditions or imposes any other conditions, (vi) extends the expiration date beyond March 1, 2011, or (vii) otherwise amends, modifies or supplements any Offer Condition or any term of the Offer set forth in the Merger Agreement in a manner adverse to the holders of Shares. Parent may amend the Offer or a New Offer may be made or amended without violation of the foregoing limitations and without releasing the Covered Shares in connection with its "match" right set forth in Section 6.2(b) in order to cause the Offer to comply with its bona fide proposal(s) pursuant to that section, provided that such "match" right-to-adjust shall not apply to Section 6(b)(iv) above and shall apply to Section 6(b)(vii) above only to the extent that the revised Offer, taken as a whole (as opposed to any individual term), has not been revised in a manner adverse to the holders of Shares. Any amendment that is not permitted pursuant to the foregoing shall entitle a Stockholder to terminate this Agreement pursuant to Section 6(a)(vi).

        7.    Representations and Warranties of Stockholders.    Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Parent as follows:

          (a)   Such Stockholder is the record and beneficial owner of, and has good and valid title to, the Owned Shares set forth opposite its name on Schedule A hereto, free and clear of Liens except as created by this Agreement, the Stockholders Agreement or the terms of the Company charter and bylaws. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement applicable to such Stockholder, in each case with respect to all of those Owned Shares set forth opposite its name on Schedule A hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable federal and state securities laws and the terms of this Agreement. As of the date hereof, other than such Stockholder's Owned Shares, such Stockholder does not own beneficially or of record any Shares or other voting securities of the Company or any interest therein. Other than the Stockholders Agreement, such Stockholder's Owned Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party restricting or otherwise relating to the voting or Transfer of such Owned Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Owned Shares, except as contemplated by this Agreement.

          (b)   Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder's spouse and, assuming due authorization, execution and delivery by Parent, constitutes a legal, valid and binding obligation of such Stockholder's spouse, enforceable against such Stockholder's spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (c)   Except for the applicable requirements of the Exchange Act or the HSR Act and similar foreign antitrust laws, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall

(A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of such Stockholder to perform its obligations hereunder.

          (d)   There is no action, suit, investigation, complaint or other proceeding pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder or that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent of its rights under this Agreement or the performance by such Stockholder of its obligations under this Agreement.

          (e)   Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

        8.    Certain Covenants of Stockholder.    Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows:

          (a)   Prior to the Termination Date, except solely with respect to any Released Shares after an Adverse Recommendation Change or a termination of the Merger Agreement pursuant to Section 8.1(d)(ii) of the Merger Agreement, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

              (i)  solicit, initiate, endorse, knowingly encourage or knowingly facilitate the submission of any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal (other than by the parties to the Merger Agreement);

             (ii)  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, any Acquisition Proposal;

            (iii)  execute or enter into any Contract constituting or relating to any Acquisition Proposal, or approve or recommend any Acquisition Proposal or any Contract constituting or relating to any Acquisition Proposal (or authorize or resolve to agree to do any of the foregoing actions); or

            (iv)  make, or in any manner participate in a "solicitation" (as such term is used in the rules of the Securities and Exchange Commission (the "SEC")) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Acquisition Proposal or cause stockholders of the Company not to vote to approve the Merger or any other transaction contemplated by the Merger Agreement.

          (b)   Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 8(a) above.

          (c)   Prior to the Termination Date, and except as permitted by this Agreement (including by Section 3(b)), such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively "Transfer"), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect, in any material respect, or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Such Stockholder hereby authorizes and requests the Company to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's Covered Shares and that this Agreement places limits on the voting of the Covered Shares. If so requested by Parent, such Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 4(a). Notwithstanding anything to the contrary in this Agreement, the Stockholder may Transfer any or all of the Covered Shares, in accordance with applicable Law, to such Stockholder's spouse, ancestors, descendants or any trust controlled by the Stockholder for any of their benefit, and with respect to any Stockholder that is not a natural Person, to such Stockholder's Affiliates; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be Transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as if it had been the Stockholder originally party hereto, and shall have agreed in writing with Parent to hold such Covered Shares or interest in such Covered Shares subject to all of the terms and provisions of this Agreement.

          (d)   Prior to the Termination Date, such Stockholder shall promptly notify Parent of the number of any new Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by such Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company, if any, after the date hereof. Any such

Shares or other voting securities of the Company shall automatically become subject to the terms of this Agreement, and Schedule A shall be adjusted accordingly.

        9.    Stockholder Capacity.    This Agreement is being entered into by each Stockholder solely in its capacity as a stockholder of the Company, and not in such Stockholder's capacity as a director or officer of the Company, as applicable, and nothing in this Agreement shall restrict or limit the ability of any Stockholder who is a director or officer of the Company to take any action in his or her capacity as a director or officer of the Company.

        10.    No Ownership Interest.    Nothing in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership of or with respect to any Covered Shares. Beyond what is expressly provided in this Agreement, all ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholders, and neither Parent nor any of its Affiliates shall have any authority to direct any of the Stockholders in the voting or disposition of any of the Covered Shares.

        11.    Waiver of Appraisal Rights.    Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have under applicable Law.

        12.    Disclosure.    Each Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder's identity and ownership of such Stockholder's Covered Shares and the nature of such Stockholder's obligations under this Agreement; provided that the Stockholders shall have a reasonable opportunity to review and comment on any such announcement or disclosure prior to its publication, filing or disclosure.

        13.    Further Assurances.    From time to time, at the request of Parent and without further consideration, each Stockholder shall take such further action as may reasonably be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

        14.    Non-Survival of Representations and Warranties.    The representations and warranties of the Stockholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement.

        15.    Amendment and Modification.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each party and otherwise as expressly set forth herein.

        16.    Waiver.    No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

        17.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

            (i)  If to a Stockholder, to the address set forth opposite such Stockholder's name on Schedule A hereto.

           (ii)  If to Parent:

      St. Jude Medical, Inc.
      One St. Jude Medical Drive
      St. Paul, Minnesota 55117
      Attention: General Counsel
      Facsimile: (651) 756-2156

      with a copy (which shall not constitute notice) to:

      Gibson, Dunn & Crutcher LLP
      1881 Page Mill Road
      Palo Alto, California 94304-1125
      Attention: Joseph Barbeau, Esq.
      Facsimile: (650) 849-5333

        18.    Entire Agreement.    This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

        19.    No Third-Party Beneficiaries.    Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

        20.    Governing Law.    This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

        21.    Submission to Jurisdiction.    Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        22.    Assignment; Successors.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Parent may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Parent; provided further, that no assignment shall limit the assignor's obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        23.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives

(a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

        24.    Severability.    Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        25.    Waiver of Jury Trial.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        26.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party; provided, however, that if any of the Stockholders fail for any reason to execute this Agreement, then this Agreement shall become effective as to the other Stockholders who execute this Agreement.

        27.    Confidentiality.    Each Stockholder agrees, (i) except as required by Law or legal process, (ii) as reasonably necessary or appropriate to defend, maintain, initiate or respond to any Action (whether by a Governmental Entity or other Person) or (iii) as to any communications among the Stockholders, the parties to the Merger Agreement or their respective accountants, attorneys, investment bankers and agents (to the extent they are providing services in connection with the Offer and the Merger) (a) to hold any non-public information regarding this Agreement and the Merger in strict confidence and (b) not to divulge any such non-public information to any third Person.

        28.    No Presumption Against Drafting Party.    Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

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        IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

ST. JUDE MEDICAL, INC.
/s/ JOHN C. HEINMILLER John C. Heinmiller Executive Vice President and Chief Financial Officer

        IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

WELSH, CARSON, ANDERSON & STOWE IX, L.P.
By:	WCAS IX Associates LLC, its General Partner
By:	/s/ SEAN M. TRAYNOR Name: Sean M. Traynor Title: Managing Member
WCAS CAPITAL PARTNERS IV, L.P.
By:	WCAS CP IV Associates LLC, its General Partner
By:	/s/ SEAN M. TRAYNOR Name: Sean M. Traynor Title: Managing Member

        IN WITNESS WHEREOF, Parent and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

GOUGEON SHARES, LLC
By:	/s/ FRANCK L. GOUGEON Name: Franck L. Gougeon Title: President and Chief Manager
THE FRANCK L. GOUGEON REVOCABLE TRUST UNDER AGREEMENT DATED JUNE 28, 2006, AS AMENDED ON APRIL 17, 2008
By:	/s/ FRANCK L. GOUGEON Name: Franck L. Gougeon Title: Trustee

Schedule of Stockholders

	Stockholder	Address	Shares
1.	Welsh, Carson, Anderson & Stowe IX, L.P.	c/o Welsh, Carson, Anderson & Stowe 320 Park Avenue, Suite 2500 New York, New York 10022 Attn: Sean M. Traynor	21,513,988
2.	WCAS Capital Partners IV, L.P.	c/o Welsh, Carson, Anderson & Stowe 320 Park Avenue, Suite 2500 New York, New York 10022 Attn: Sean M. Traynor	1,210,197
3.	Gougeon Shares, LLC	c/o Franck L. Gougeon 4729 Annaway Drive Edina, MN 55436 With a copy to Moss & Barnett Attention: Richard Kelber, Esq. 4800 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402	932,883
4.	The Franck L. Gougeon Revocable Trust Under Agreement Dated June 28, 2006, as amended on April 17, 2008	c/o Franck L. Gougeon 4729 Annaway Drive Edina, MN 55436 With a copy to Moss & Barnett Attention: Richard Kelber, Esq. 4800 Wells Fargo Center 90 South Seventh Street Minneapolis, MN 55402	9,151,439